UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2014

AUTRIS
(Exact name of registrant as specified in its charter)

Nevada	88-0410480
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12021 Wilshire Blvd. #234, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

1-310-430-1388
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

 Item 4.02.

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed

Interim Review.

(a) On May 20, 2014, Autris, a Nevada corporation (the “Corporation”), filed Amendment No. 2 on Form 8-K/A to amend unaudited pro forma financial information related to Autris’ acquisition of NitroHeat LLC (“NitroHeat”) previously disclosed on Exhibit 99.2 to Amendment No. 1 on Form 8-K/A filed on December 24, 2013.

Due to such amendment, Autris’ board of directors concluded that Autris’ financial statements included in its Quarterly Reports on Form 10-Q for the periods ended September 30, 2013 and December 31, 2013, should not be relied upon as a result of a material error in the accounting for goodwill resulting from the NitroHeat acquisition.

Autris will concurrently restate such quarterly financial statements after the filing of this Current Report on Form 8-K.  Autris believes that its restated filings will contain disclosures that are adequate and appropriate to restate the relevant financial information for the accounting error noted with respect to the previous reporting period.

Autris does not have an Audit Committee, and therefore, Autris’ board of directors serves in such capacity, and have discussed the matters disclosed in this Item 4.02(a) with its independent registered public accounting firm L.L. Bradford & Company, LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Anand Derek Naidoo
Anand Derek Naidoo, Chief Executive Officer

Dated: May 20, 2014

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